Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of this Registration Statement on Form S-11 of our report dated March 11, 2011 relating to the balance sheet of TMAC Mortgage Company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 11, 2011